                                                                    Exhibit 99.1

                          COGNISOFT MERGES WITH VERITY
               Brings "Information Push" Applications to SEARCH 97
                 Platform and End-to-End Management Solution for
                 Enterprise Customers and Information Providers


SUNNYVALE, CA, January 13, 1997 Verity, Inc. (Nasdaq:VRTY), a leading provider of search and retrieval technology for the Internet/Intranet, announced today that it has agreed to merge with privately held Cognisoft Corporation. Cognisoft was founded in early 1996 by five former Microsoft managers, and since inception has focused on the development of IntelliServ, an Intranet application designed to allow corporations to "push" information to users from multiple data sources. Cognisoft's IntelliServ application and Verity's SEARCH 97 platform bring a powerful combination of technology to the marketplace, providing enterprises and information providers with an end-to-end solution to information management and dissemination.

Under the terms of the merger agreement, Verity will pay $10 million in cash in exchange for all of the outstanding securities of Cognisoft. The merger will be accounted for by the purchase method of accounting by Verity. Verity expects to charge approximately $10 million against earnings during its third fiscal quarter ending February 28, 1997, related to the write-off of research and development in-process at Cognisoft and other costs related to the transaction.

Cognisoft will operate under the Verity, Inc. name as Verity's information applications business unit. The new business unit, currently comprised of 17 employees, will continue to be based at Cognisoft's current headquarters in Bellevue, Washington. The transaction is expected to be completed by the end of this week, subject to customary closing conditions.


David Weld and Ken Schneider, formerly CEO and President of Cognisoft, will be appointed President and Executive Vice President of the new applications business unit, respectively. David Weld will report directly to Philippe Courtot.

Cognisoft's IntelliServ is designed as a powerful easy-to-use, easy-to-administer Windows NT Server application that monitors information on multiple data sources. It orchestrates delivery of this information to users based on their preferences through a customized page, email, or pager. IntelliServ is accessible via web browsers and is fully integrated with all Microsoft Back Office components. IntelliServ 1.0 for Windows NT is scheduled for release by the end of Verity's fiscal year in May 1997. A version for the Netscape Enterprise Server is scheduled for late 1997.

Verity's and Cognisoft's technology will bring to market a powerful end-to-end solution to filter and categorize information, helping to manage information overload through proactive notification. Verity's recent launch of SEARCH 97 products elevated the concept of search from a simple, rudimentary tool to a robust enterprise-wide platform. With SEARCH 97, a corporation can join disparate information from multiple sources into a single integrated information source, or "corporate memory." Today, the SEARCH 97 platform is used by hundreds of corporations, government agencies, online service providers, and Internet publishers and developers worldwide.

"As Verity continues to build on the SEARCH 97 platform and evangelize it to the development community, acquiring and developing advanced applications is the next logical step, " said Philippe Courtot, chairman and CEO of Verity, Inc. "The Cognisoft acquisition brings a pool of Microsoft talent, whose product development and user interface skills, as an addition to Verity's talented staff of engineers and designers, makes for a world-class team to define and shape information applications."

"We are pleased with the Cognisoft and Verity merger," said David Weld, CEO of Cognisoft. "The combination of the SEARCH 97 platform and IntelliServ application technologies will create a best-of-breed, multi-platform solution for indexing information assets, retrospective searching, and applications that filter, categorize and push information to users based on their profiles."

"USWeb is evaluating IntelliServ because our customers want the capability to easily and automatically garner need-to-know information from their corporate Intranets, helping to prevent information overload," said Sheldon Laube, chief technology officer at USWeb Corporation. "USWeb customers also require an out-of-box application like IntelliServ that runs on Windows NT."

In addition to enabling corporations to "push information" to their users, IntelliServ can also be used by leading internet information providers to deliver customized information to their subscribers. International Data Corporation (IDC), is the world's leading provider of information technology research, is a participant in the IntelliServ Pilot Design Program. "We are interested in applications that would help us to deliver personalized versions of our research to our corporate customers," said Michael Olfe, director of Internet Products and Services at IDC. "We are currently evaluating IntelliServ as a means to that end."


About Cognisoft

Cognisoft Corporation, a privately held corporation based in Redmond, Washington, was founded in April 1996 by five Microsoft senior managers with combined experience in shipping products such as Windows NT, Windows 95, and The Microsoft Network (MSN). This experience at Microsoft, coupled with an in-depth understanding of the Internet marketplace and technologies, laid the foundation for a unified vision of how web technologies can revolutionize corporate computing.


About Verity

Verity, Inc. was founded in April 1988 and is headquartered in Sunnyvale, California. Verity develops and markets software tools and applications for searching, retrieving and filtering information across the Internet, enterprise and CD-ROMs. Verity's products have been licensed to corporations, government agencies, on-line service providers, Internet publishers and developers worldwide. Verity partners include: AT&T WorldNet, Dow Jones, Hitachi, Individual Inc., Informix Software, Lotus Development Corp., Netscape Communications, PC DOCS, SAP, SCO, Sybase Include, WavePhore and many others.

                                       ###

This document contains forward-looking statements relating to the expected merger of Verity and Cognisoft and their SEARCH 97 and Intelliserv products under development, including the expected features and performance and estimated dates of commercial availability. Such statements are based on expectations and assumptions that involve a number of uncertainties and risks that could cause actual results to differ materially from those discussed in the forward-looking statements. With respect to the expected merger, there are risks associated with the integration of the two companies' operations, technologies and products and the related diversion of management's attention from other business concerns; the rapidly evolving markets for the companies' products and uncertainties regarding the development of those markets; intensive competition in the markets in which the companies compete; and dependence on key personnel at both companies. The successful development and release dates for the SEARCH 97 and Intelliserv products are subject to potential delay and other risks inherent in software development, and there is no assurance that the products will achieve market acceptance. Other risks associated with Verity's business are as set forth in Verity's Form 10-K and Form 10-Qs as filed with the Securities and Exchange Commission.

                                      # # #

For more information contact Verity at info@verity.com or at the World Wide Web site http://www.verity.com/ or by calling 408-541-1500.

Verity and SEARCH 97 are Trademarks of Verity Inc. in the United
States and other countries. All other trademarks are the property of their respective holders.






~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~
Connecting People With Information
Elizabeth K. Andres
Verity, Inc., 894 Ross Drive, Sunnyvale, CA  94089
PH: 408-542-2406 FAX: 408-542-2020
~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~*~